UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Filed Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported): December 30, 2011

Repros Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15281	76-0233274
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2408 Timberloch Place, Suite B-7 The Woodlands, Texas 77380 (Address of principal executive offices and zip code)

(281) 719-3400 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 of this Current Report on Form 8-K relating to the entry into of an amendment to the employment agreement of Joseph S. Podolski is hereby incorporated in this Item 1.01 by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 30, 2011, Repros Therapeutics Inc. (the “Company”) and its President and Chief Executive Officer, Joseph S. Podolski, entered into a Fifth Amendment (the “Fifth Amendment”) to the Employment Agreement dated January 1, 1993 by and between the Company and Mr. Podolski.  The Fifth Amendment provides that the term of the agreement shall be extended until May 31, 2014.

The foregoing description is qualified in its entirety by reference to the Fifth Amendment, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit
Number	Description
10.1	Fifth Amendment to Employment Agreement dated effective December 30, 2011 between the Company and Joseph S. Podolski.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repros Therapeutics Inc.
Date: January 4, 2012
	By:	/s/ Joseph S. Podolski
Joseph S. Podolski
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Fifth Amendment to Employment Agreement dated effective December 30, 2011 between the Company and Joseph S. Podolski.